UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2016

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31817	42-1241468
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of principal executive offices) (Zip Code)

(516) 767-6492

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2016, Cedar Realty Trust, Inc. (the “Company”) terminated its employment agreement with Nancy H. Mozzachio, formerly the Company’s Chief Operating Officer, effective immediately. Philip R. Mays, the Company’s Chief Financial Officer, will assume the responsibilities of Chief Operating Officer on an interim basis until a permanent replacement is named. The decision of the Company to terminate Ms. Mozzachio’s employment agreement was not the result of a disagreement between her and the Company on any matter relating to the Company’s financial condition or financial reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR REALTY TRUST, INC. (Registrant)

Date: February 16, 2016	By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and CEO